AMENDMENT NO. 1 TO ASSET PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AND SALE AGREEMENT, dated as of the 27th day of September, 2019 (this “Amendment”), between the Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Seller”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller entered into that certain Asset Purchase and Sale Agreement, dated as of December 28, 2018 (the “Original Agreement”); capitalized terms used in this Amendment, if not otherwise defined herein, shall have the meanings set forth in the Original Agreement, as amended or modified pursuant to this Amendment (as so amended or otherwise modified, the “Asset Purchase Agreement”);

WHEREAS, pursuant to Section 10.10 of the Original Agreement, Buyer and Seller may amend, modify or supplement the Original Agreement upon the execution and delivery of a written agreement executed by the Parties; and

WHEREAS, the Parties desire to make certain amendments to the Original Agreement as provided in this Amendment.

NOW, THEREFORE, pursuant to Section 10.10 of the Original Agreement and in consideration for the premises and agreements hereinafter set forth, the Parties, intending to be legally bound, agree as follows:

1.New Definitions.  The following definitions are added to Article I of the Original Agreement:

“Eklutna Water Agreement” has the meaning set forth in Section 6.23.

“Estimated Net Book Value” means the Net Book Value as estimated in good faith by Seller no later than ten (10) Business Days prior to the Closing Date.

“Estimated Net Book Value Adjustment” means the amount (whether a positive or negative number) obtained by subtracting the amount of $715,400,000 from the Estimated Net Book Value.

“Net Book Value” means the net book value, as of the Closing Date, of the following items appearing in the electric and gas balance sheets of ML&P, not including any asset accounts included in Transferred Cash or any Excluded Assets, but including retirement work in progress:  (i) non-contributed plant in service; (ii) inventory, materials, and supplies; (iii) unamortized deferred charges and regulatory assets; and (iv) construction work in progress.

“Net Book Value Adjustment” means the amount (whether a positive or negative number) obtained by subtracting the amount of $715,400,000 from the Net Book Value.

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

2.Revised Definitions.  The following definitions in Article I of the Original Agreement are amended and restated in their entirety as follows:

“PILT Agreement” means the Payment in Lieu of Taxes Agreement between Seller and Buyer as amended on or before the Closing Date.

3.Amendment to Sections 2.05 through 2.08.Sections 2.05, 2.06, 2.07 and 2.08 of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“Section 2.05.  Purchase Price. The aggregate purchase price for the Purchased Assets to be paid on the Closing Date will be the assumption of the Assumed Liabilities plus an amount (as adjusted in accordance with this Agreement, the “Purchase Price”) equal to the following:

(a)the Upfront Payment,

(b)minus the Accrued Leave Liability;

(c)minus the Net Book Value of Designated Excluded Assets;

(d)plus the Net Book Value Adjustment (if the Net Book Value Adjustment is a positive number) or minus the absolute value of the Net Book Value Adjustment (if the Net Book Value Adjustment is a negative number).

Section 2.06.  Estimated Purchase Price Statement. At least ten (10) Business Days before the Closing, Seller shall prepare and deliver to Buyer a statement, prepared in accordance with the Accounting Principles (the “Estimated Purchase Price Statement”), setting forth Seller’s good faith estimates of the Estimated Accrued Leave Liability, the Estimated Net Book Value of Designated Excluded Assets, the Estimated Net Book Value Adjustment and the calculation of the Estimated Purchase Price, as determined in accordance with Section 2.05 (the “Estimated Purchase Price”). Such statement shall also include an estimate of the Transferred Cash (the “Estimated Transferred Cash”).

Section 2.07.  Payment of Estimated Purchase Price. At the Closing, Buyer will deliver, or cause to be delivered, to the intended final recipients (the names, wiring information and other relevant payment information of which recipients as may be reasonably requested by Buyer shall have been furnished by Seller in writing no later than three (3) Business Days prior to the Closing (such recipients, the “Recipients”)), an amount equal to the Estimated Purchase Price for payment, on behalf of the Business, to the appropriate Recipient.  Seller shall cause the Recipients to include amounts and Persons necessary to irrevocably defease or repay all Closing Debt in accordance with Section 3.02(c). With the exception of any portion of the Transferred Cash that Seller delivers to Buyer on the Closing Date, the Purchase Price shall be paid net of Estimated Transferred Cash in lieu of any obligation of Seller to deliver Transferred Cash on the Closing Date.

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 2.08.  Purchase Price Adjustment. Following the Closing, the Purchase Price will be adjusted as set forth below:

(a)Closing Statement Preparation. Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth a calculation of (i) the Accrued Leave Liability, (ii) the Transferred Cash, (iii) the Net Book Value of Designated Excluded Assets, (iv) the Net Book Value Adjustment and (v) the Closing Prorations, and (v) a recalculation of the Purchase Price, if any, based on each of the foregoing.  The Closing Statement will be calculated (x) pursuant to the definitions within this Agreement, (y) in accordance with the Accounting Principles where applicable, and (z) without giving effect to the transactions contemplated hereby.  Seller shall cooperate with Buyer in promptly responding to Buyer’s reasonable requests while Buyer is preparing the Closing Statement.

(b)Examination and Review.

(i)Examination. After receipt of the Closing Statement, Seller shall have forty-five (45) days (the “Review Period”) to review the Closing Statement. During the Review Period, Seller and its attorneys and accountants shall have access to the books and records of the Business, the personnel of, and work papers prepared by, Buyer or Buyer’s Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (as defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer or the Business.

(ii)Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item, its amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the calculations contained therein shall be deemed to have been accepted by and to be final and binding on Seller and Buyer. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Statement and the calculations contained therein, in each case with

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding on Seller and Buyer and shall not be subject to further review.

(iii)Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to any or all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an impartial regionally recognized financial consulting firm or a firm of independent certified public accountants other than Seller’s Accountants, the Business’s accountants or Buyer’s Accountants mutually agreeable to Buyer and Seller (the “Independent Accountant”) who, acting as an expert and not an arbitrator, and without considering extrinsic evidence, shall resolve the Disputed Amounts only to the extent they relate to accounting matters and make any adjustments to the Closing Statement.  The Independent Accountant shall be jointly instructed by the parties to make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after engagement of the Independent Accountant, and its resolution of the Disputed Amounts and, other than with respect to conclusions of Law and interpretation of this Agreement and consideration of extrinsic evidence, its adjustments to the Closing Statement shall be conclusive (other than with respect to conclusions of Law and interpretation of this Agreement and consideration of extrinsic evidence) absent manifest error.  The Independent Accountant shall decide only the specific items under dispute by the parties and the Independent Accountant’s decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.  The fees and expenses of the Independent Accountant shall initially be split 50/50 between Buyer and Seller, and after the final resolution of any dispute, shall be borne by Buyer, on the one hand, and Seller, on the other hand, based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party (and the appropriate party shall reimburse the other party accordingly).  For example, if Accrued Leave Liability is the only disputed item, and Seller claims that Accrued Leave Liability is $1,000, and Buyer contests only $500 of the amount claimed by Seller, and if the Independent Accountants ultimately resolve the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of Independent Accountants will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Seller.  Any dispute that cannot be resolved

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

by the Independent Accountant pursuant to the provisions hereof shall be resolved by courts of law set forth in Section 10.11.

(c)Adjustment Payments. The Closing Prorations and the Purchase Price shall be recalculated using such finally determined amounts in lieu of the estimates of such amounts used in the calculation of the Purchase Price payable at Closing.

(i)With respect to Accrued Leave Liability, Net Book Value of Designated Excluded Assets, and Closing Prorations, the Purchase Price shall be increased (in the case of an aggregate positive amount) or decreased (in the case of an aggregate negative amount) on a dollar-for-dollar basis by the aggregate amount, if any, determined by (A) subtracting the Estimated Accrued Leave Liability from the Accrued Leave Liability, (B) subtracting the Estimated Net Book Value of Designated Excluded Assets from the Net Book Value of Designated Excluded Assets, and (C) adding the Closing Prorations if the aggregate amount of the prorations is for the benefit of Seller and subtracting the amount of Closing Prorations if the aggregate amount of the prorations is for the benefit of Buyer, and adding together the amounts calculated in each of the foregoing (A), (B), and (C) to reach a final net amount (such net amount, the “Adjustment Amount”).  With respect to the Net Book Value Adjustment, the Purchase Price shall be increased on a dollar-for-dollar basis by the difference between the Estimated Net Book Value Adjustment and the Net Book Value Adjustment if the Net Book Value is higher than the Estimated Net Book Value, and shall be decreased on a dollar-for-dollar basis by the difference between the Estimated Net Book Value Adjustment and the Net Book Value Adjustment if the Net Book Value is lower than the Estimated Net Book Value.

(ii)No later than within two (2) Business Days after the determination of the Adjustment Amount and the Net Book Value Adjustment, (A) if the net effect of the Adjustment Amount and the Net Book Value Adjustment, collectively, results in an increase to the Purchase Price, Buyer shall pay to Seller an amount equal to the amount of such increase (without interest) and (B) if the net effect of the Adjustment Amount and the Net Book Value Adjustment, collectively, results in a decrease to the Purchase Price, Seller shall disburse to Buyer an amount equal to the amount of such decrease (without interest).  In addition, if Estimated Transferred Cash minus Transferred Cash is a negative number, Seller shall pay Buyer the difference on such date, and if a positive number, Buyer shall pay Seller such difference on such date.”

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

4.Amendment of Section 6.23.  Section 6.23 of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“Section 6.23.  Eklutna Public Water Supply. Seller shall not amend, extend, supplement or otherwise modify the Agreement for Public Water Supply and Energy Generation from Eklutna Lake, Alaska executed on February 17, 1984 between the Alaska Power Administration and Seller, as such agreement has been amended and supplemented to date.  Seller and Buyer hereby acknowledge and agree that Seller has prior rights to not less than 41 million gallons of water per day from Eklutna Lake for public water supply pursuant to the Act of October 30, 1984, 98 Stat. 2823; Alaska Statutes 46.15.150(a); and Certificate of Appropriation ADL 44944.  Seller and Buyer agree that during the term of the Eklutna Power Purchase Agreement, the supply of water available for production of Power (as defined in the Eklutna Power Purchase Agreement) by the Chugach Portion (as defined in the Eklutna Power Purchase Agreement) shall be net of all water taken by AWWU for public water supply purposes under any applicable water rights granted by the State of Alaska.  Seller and Buyer further agree that, during the term of the Eklutna Power Purchase Agreement, Buyer shall be entitled to receive any consideration that Seller is entitled to receive from AWWU for the energy generation lost with respect to the Chugach Portion as a result of AWWU taking such water for such purposes, and that such consideration may, at the election of AWWU, take the form of monetary payments or delivery of replacement energy at the Eklutna PPA delivery point or the Plant 2A switchyard, for the full amount of such lost electric power generation.  If replacement energy is provided through generation within the certificated service area of Buyer, such interconnection shall be made in accordance with Buyer’s interconnection guidelines for non-utility generators.  If such consideration takes the form of monetary payments, such payments shall be made at Seller’s applicable tariffed rates, as adopted by Buyer as part of obtaining RCA Approval.  Such tariff rates shall include (a) the base rate set forth in Seller’s Rate Schedule 25, Replacement Energy Service - AWWU (without inclusion of any cost of power adjustment), and (b) the ML&P legacy service area cost of power adjustment (currently set forth in Seller’s Rate Schedule 01, Fuel and Purchased Power Cost Adjustment).  Together, those rates reflect and shall reflect the rate methodology described in RCA Order No. U-90-090(7) and Seller’s most recent RCA-approved cost of service study in Docket U-17-008, as it may be revised from time to time upon approval by the RCA.  Buyer agrees not to propose a change in that methodology until after December 31, 2025.  If any such payments are made by AWWU to Seller, Seller will promptly after receipt of each such payment deliver to Buyer such portion of such payment that is attributable to the Chugach Portion.  If any such payments are made by AWWU to Buyer, Buyer will promptly after receipt of each such payment deliver to Seller any portion of such payment that is attributable to the MEA Proportionate Interest (as defined in the Eklutna Power Purchase Agreement).  AWWU may supply replacement energy from any part of the Eklutna Water Project (including the Energy Recovery Station near Plant 2A).

5.Effective Date of this Amendment. Except as expressly provided herein and the letter agreements dated March 8, 2019 and March 15, 2019 (the “Letter Agreements”), the Original Agreement is not amended, supplemented, modified, revised or otherwise affected by

Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

this Amendment. This Amendment shall be deemed effective and in full force and effect as of the date first written above. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, shall mean and be a reference to the Asset Purchase Agreement and each reference to the Asset Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Asset Purchase Agreement shall be deemed to mean and be a reference to the Asset Purchase Agreement as amended by this Amendment and the Letter Agreements.

6.Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Alaska, without reference to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

8.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Amendment No. 1 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By /s/ William D. Falsey__________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By___________________________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 1 to Asset Purchase and Sale Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By ___________________________________ Name: William D. Falsey Title: Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.
By /s/ Lee D. Thibert___________________ Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 1 to Asset Purchase and Sale Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.